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                                                                     EXHIBIT 5.1

                         [Getz Prince Wells Letterhead]

                                  May 14, 1999

Creo Products Inc.
3700 Gilmore Way
Burnaby, B.C.
V5G 4MI Canada

  RE: REGISTRATION STATEMENT ON FORM F-1

Ladies and Gentlemen:

  We have examined the Registration Statement on Form F-1 filed by you with the
Securities and Exchange Commission on May 14, 1999 (Registration No. 333-     )
in connection with the registration under the Securities Act of 1933, as amended, of up to 5,750,000 Common Shares (the "Shares"), which includes an option granted to the underwriters to purchase up to an additional 750,000 Shares to cover over-allotments. We understand that you and certain of your shareholders are selling the Shares to the underwriters for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

  In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares will be sold at a price established by the Pricing Committee of the Board of Directors of the Company.

  It is our opinion that, upon completion of the proceedings being taken or proposed to be taken by us, as your legal counsel, prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, the Shares will be legally issued, fully paid and non-assessable when sold in the manner described in the Registration Statement.

  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,

                                          GETZ PRINCE WELLS

                                          /s/ Getz Prince Wells